                                                                   EXHIBIT 10.31

                             SEPARATION AGREEMENT

     This Separation Agreement ("Agreement") is made and entered into by and between Terrance J. Bruggeman ("Mr. Bruggeman") and Diversa Corporation (the "Company"), as of the Effective Date provided for in paragraph 20 herein.

     1. Resignation. Effective February 4, 1999, Mr. Bruggeman tendered and the Company accepted his resignation as Chief Executive Officer and any and all other positions he may have held with the Company and its subsidiaries (the "Separation Date"). As part of this Agreement, Mr. Bruggeman agrees to resign his position as a Director on the Company's Board of Directors as of the Effective Date of this Agreement.

     2. Accrued Salary and Vacation. The Company has paid Mr. Bruggeman all accrued salary, and all accrued and unused vacation benefits earned prior to the Separation Date, subject to standard payroll deductions and withholdings.

     3. Expense Reimbursement. Within thirty (30) business days of Mr. Bruggeman's execution of this Agreement, Mr. Bruggeman agrees that he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred prior to and including the Separation Date, if any, for which he seeks reimbursement. The Company shall reimburse Mr. Bruggeman's expenses pursuant to Company policy and regular business practice.

     4. Severance. The Company agrees to make severance payments to Mr. Bruggeman in the form of continuation of his base salary in effect on the Separation Date up until the earlier of (i) twelve (12) months from the Separation Date, or (ii) the date in which Mr. Bruggeman begins employment with another company or business entity (the "Severance Period"). These payments will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings. The Company further agrees that, in the event Mr. Bruggeman dies during the Severance Period, it will continue to pay Mr. Bruggeman's Severance Payments to his estate for the duration of the Severance Period.

     5. Relocation. The Company agrees that it will pay Mr. Bruggeman the sum of Four Thousand Two Hundred Dollars ($4,200.00) as a cost of living adjustment payment provided for under his relocation benefits arrangement with the Company within five (5) business days of the Effective Date of this Agreement. Mr. Bruggeman acknowledges that he is not entitled to, and shall not receive from the Company, any additional relocation benefits or payments.

     6. Attorneys' Fees. The Company agrees that, as part of this Agreement and in consideration thereof, it will reimburse Mr. Bruggeman for the cost of his reasonable attorneys' fees in connection with the review and negotiation of this Agreement in an amount not to exceed Four Thousand Five Hundred Dollars ($4,500.00).

                                      1.

     7. Additional Severance. The Company agrees that, as part of this Agreement and in consideration thereof, it will pay Mr. Bruggeman the sum of Fifty Thousand Dollars ($50,000.00) subject to standard deductions and withholdings, within ten (10) business days of the Effective Date of this Agreement.

     8. Job Search Reimbursement. The Company agrees that, as part of this Agreement and in consideration thereof, it will reimburse Mr. Bruggeman for the costs and expenses that he may incur in connection with his job search and other related expenses incurred prior to December 31, 1999, in an amount not to exceed Fifteen Thousand Dollars ($15,000.00).

     9. Stock Options. In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees that the vesting of each outstanding stock option (the "Stock Options") held by Mr. Bruggeman as listed on Exhibit A attached hereto, shall be accelerated such that, as of the Effective Date of this Agreement, the number of shares vested under the Stock Options shall equal the number of shares that would have vested through June 10, 1999 had he remained an employee of the Company continuously through that date. Should Mr. Bruggeman choose to exercise any such Stock Options, he must do so within 90 days of the Separation Date. The Stock Options will terminate 90 days after the Separation Date if not exercised. Except as provided herein, Mr. Bruggeman understands and agrees that all vesting under any stock compensation award (e.g., incentive stock option, non-qualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date.

     10. Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Mr. Bruggeman will be eligible to continue his health, prescription drug, vision and dental insurance benefits. Mr. Bruggeman will be provided with a separate notice of his COBRA rights. In the event that Mr. Bruggeman elects continued coverage under COBRA, the Company will pay his COBRA insurance premiums up until the earlier of (i) eighteen (18) months from the Separation Date, or (ii) the date in which Mr. Bruggeman begins employment with another company or business entity (the "Premium Period"). Thereafter, Mr. Bruggeman shall be solely responsible for the payment of his COBRA premiums, if any. The Company further agrees that, in the event Mr. Bruggeman dies during the Premium Period, it will continue to pay Mr. Bruggeman's dependents' COBRA insurance premiums for the duration of the Premium Period.

     11. Key Man Life Insurance. The Company agrees that it will cancel the key man life insurance policy on Mr. Bruggeman's life within a reasonable period of time following the execution of this Agreement.

     12. Condition Precedent. This Agreement is expressly conditioned on the closing of the purchase of 793,455 shares of Mr. Bruggeman's Series B Convertible Preferred Stock (the "Shares") by certain current shareholders of such stock at a price of $1.09 per share (the "Transaction"). This Transaction is to be completed within a reasonable period of time after the execution of the Agreement, but no later than April 12, 1999. The Company has prepared the necessary documentation for the Transaction which is submitted to Mr. Bruggeman concurrent with this Agreement and which Mr. Bruggeman agrees he will execute. In the event the

                                      2.

purchase price for the Shares is not tendered by the purchasing shareholders, for whatever reason (other than Mr. Bruggeman's refusal to accept the purchase price), this Agreement shall be rescinded and Mr. Bruggeman will return to Diversa any sums or amounts paid to him hereunder; provided, however, in such event, Mr. Bruggeman may retain the benefits provided for in paragraphs 2, 3, 4, 5 and 10 pursuant to the terms and conditions of each respective paragraph.

     13. Other Compensation and Benefits. Except as expressly provided herein, Mr. Bruggeman acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance, stock options, stock or benefits from the Company, notwithstanding any prior agreements to the contrary.

     14. Nonsolicitation. Mr. Bruggeman agrees that for one (1) year after the Separation Date, he will not, either directly or through others, solicit or attempt to solicit any person (including any entity) who is then an employee, consultant or independent contractor of the Company to terminate his, her or its relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

     15. Proprietary Information Obligations. Mr. Bruggeman hereby acknowledges his continuing obligations under the Employee Invention and Non-Disclosure Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of Mr. Bruggeman's Employee Invention and Non-Disclosure Agreement is attached hereto as Exhibit B. Mr. Bruggeman acknowledges that irreparable damage would result to the Company if he breached the provisions of this paragraph 12, and the Company would not have an adequate remedy at law for such a breach or threatened breach. In the event of such a breach or threatened breach, Mr. Bruggeman agrees that the Company, may, notwithstanding anything to the contrary herein contained, and in addition to the other remedies which may be available to it, seek to enjoin him, together with all those persons associated with him, from the breach or threatened breach of such covenants.

     16. Company Property. Mr. Bruggeman agrees to return to the Company, within ten (10) days of the execution of the Agreement, all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof); provided, however, that if Mr. Bruggeman discovers any such documents or property in his possession after the expiration of such ten
(10) day period, Mr. Bruggeman agrees to return such property to the Company as soon as practicable following discovery.

     17. Nondisparagement. Mr. Bruggeman agrees that he will not at any time intentionally disparage the Company in any manner likely to be harmful to the Company, its business reputation, or the personal or business reputation of its directors, stockholders or employees, and the Company agrees that neither it nor its officers and directors will at any time intentionally disparage Mr. Bruggeman or his personal or business reputation, provided that each

                                      3.

party shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

     18. Confidentiality and Publicity. The provisions of this Agreement shall be held in strictest confidence by Mr. Bruggeman and the Company and shall not be publicized or disclosed in any manner whatsoever other than as follows: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors (and, in the case of Mr. Bruggeman, to members of his family); (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Mr. Bruggeman agrees not to discuss the contents of this Agreement with present or former Company employees or other personnel.

     19. Release of Claims by Mr. Bruggeman. Except as otherwise set forth in this Agreement, Mr. Bruggeman hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Bruggeman's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the above, Mr. Bruggeman does not release any claims he may have (i) under this Agreement,
(ii) for indemnification pursuant to and in accordance with applicable statutes and the applicable terms of the charters, articles of incorporation or bylaws of Company, including but not limited to the Company's general liability and Director's and Officer's Liability Policies, (iii) for accrued and vested benefits under the terms of applicable employee benefit plans, or (iv) with respect to his Stock Options or his Series B Convertible Stock Agreements.

     20. ADEA Waiver. Mr. Bruggeman acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the waiver in paragraphs 6, 7, 8 and 9 is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing that: (a) his waiver and release do not apply to any claims that may arise after he signs this Agreement; (b) he has the right to consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days within which to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has

                                      4.

seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Mr. Bruggeman, provided that the Company has also signed the Agreement by that date (the "Effective Date").

     21. Section 1542 Waiver. Mr. Bruggeman acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Mr. Bruggeman hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

     22. Release of Claims by the Company. The Company hereby releases, acquits and forever discharges Mr. Bruggeman and his agents, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind in nature, in law, equity or otherwise arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date the Company executes this Agreement, relating to any act or omission by Mr. Bruggeman within the authorized course and scope of his employment with the Company, with the exception of any claim arising out of his obligations under this Agreement, including the Employee Invention and Non-Disclosure Agreement or any other obligations relating to the proprietary information of the Company. The Company, its officers, directors and managerial employees acknowledge that as of the Effective Date they have no knowledge, information or belief that Mr. Bruggeman has performed any act or omission outside the authorized course and scope of his employment.

     23. No Admissions. It is understood and agreed by Mr. Bruggeman and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     24. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable express courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is mailed, by certified mail, postage prepaid, return receipt requested, or one business day after it is sent via a reputable nationwide overnight courier service.

                                      5.

If to the Company:            Diversa Corporation
                              10665 Sorrento Valley Road
                              San Diego, California  92121-1623
                              Attn:  Chief Executive Officer

If to Mr. Bruggeman:          Terrance J. Bruggeman
                              5240 Fiore Terrace, #J-215
                              San Diego, California  92122

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Agreement notice thereof in the manner set forth in this paragraph 21.

     25. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Bruggeman and the Company with regard to the subject matter hereof, and supercedes that certain employment offer letter dated May 10, 1996, between Mr. Bruggeman and the Company. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Bruggeman and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

     26. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique duties under this Agreement, Mr. Bruggeman agrees not to delegate the performance of such duties under this Agreement.

     27. Applicable Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

     28. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     29. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Mr. Bruggeman and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation,

                                      6.

performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement, shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

     30. Attorneys' Fees. In any legal action or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and documented out-of-pocket expenses.

     31. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     32. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     In Witness Whereof, the parties have duly authorized and caused this Agreement to be executed as follows:

Terrance J. Bruggeman,
an individual.


 /s/ Terrance J. Bruggeman
------------------------------
Terrance J. Bruggeman

Dated: April 5, 1999
      ------------------------


Daniel T. Carroll,
Chairman of the Human Resource
Committee of the Board of Directors


 /s/ Daniel T. Carroll
------------------------------
Daniel T. Carroll

Dated: April 6, 1999
      ------------------------

                                      7.

                                   EXHIBIT A


                                 STOCK OPTIONS

--------------------------------------------------------------------------------
  Date of Grant    Vesting Commencement   Shares Subject to the   Vested as of
                           Date                  Option             06-10-99
--------------------------------------------------------------------------------
    11-05-96             11-05-96                1,646,462          1,234,846
--------------------------------------------------------------------------------

                                   EXHIBIT B

                       Recombinant BioCatalysis(TM) Inc.
                EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

This Employee Invention and Non-Disclosure Agreement is made this 15th day of September, 1996 ("Effective Date") by and between RECOMBINANT BIOCATALYSIS(TM) INC., a Delaware corporation with a principal place of business at Elmwood Court Two, 512 Elmwood Avenue, Sharon Hill, PA 19079-1003, and a further place of business at 505 coast Boulevard South, La Jolla, California 92037 ("RBI"), and
T. J. Bruggeman, an individual having an address at 6 ________________________ ("Employee").

     In consideration of the mutual promises and other good and valuable consideration, and as part of the terms of employment of Employee by RBI, the parties agree as follows:

INVENTIONS

     1. Employee agrees to disclose to RBI promptly in writing any and all inventions, developments, discoveries, improvements and ideas, whether patentable or not; (a) which are made, discovered, and/or conceived by Employee alone or with others in the course of his or her employment or provision of services to RBI; (b) which are based on or utilize RBI Proprietary Information (as defined in Paragraph 6); or (c) which result or arise from or relate to the use of RBI's facilities, equipment, materials, funds, or actual or demonstrably anticipated research or development. All such improvements, inventions, developments, discoveries, ideas, and intellectual property rights, shall be referred to individually and collectively as "Developed Technology." RBI shall receive such disclosures in confidence. To the extent required by contracts between RBI and the United States or any of its agencies, full title to certain patents and inventions shall be in the United States.

     2. Employee agrees that all Developed Technology made, discovered or conceived by Employee, either solely or in collaboration with any other person, during the term of Employee's employment with RBI, whether or not patented or copyrighted, is and shall remain the sole and exclusive property of RBI, its successors and assigns. Employee irrevocably agrees to assign and does assign to RBI or its nominees, successors or assigns, all right, title and interest in and to Developed Technology. Employee agrees to execute any and all papers and perform any and all acts as may be necessary to perfect such assignment.

     3. With regard to the copyright laws of the United States, RBI notes that U.S. Copyright Act (S) 101 defines the term "work made for hire," in pertinent part, as a "work prepared by an employee within the scope of his or her employment." U.S. Copyright Act (S) 201(b) provides that "[i]n the case of a work made for hire, the employer or other person for whom the work was prepared is considered the author for purposes of this title and, unless the parties have expressly agreed otherwise in a written instrument signed by them, owns all of the rights comprised in the copyright." RBI further notes that the judicial decisions under the U.S. Copyright Act broadly interpret the phrase "within the scope of his or her employment." This phrase has been applied to cover, among other things, some works created by an employee at home on his own time and for no additional pay, without any request by the employer. RBI intends to assert its ownership and other rights in the "work made for hire" are to the fullest legally permissible extent.

     4. In the event that RBI makes or proposes to make any United States or foreign patent application relating to Developed Technology owned by RBI pursuant to this Agreement, Employee shall cooperate fully with RBI and its patent counsel in preparing and prosecuting any such application. Employee agrees to execute, acknowledge and deliver all such papers, including, but not limited to, applications for patents, applications for copyright registration and applications for trademark registration as may be necessary or appropriate to enable RBI to publish or protect Developed Technology owned by RBI by patents, copyrights or otherwise in the name of RBI or its nominees, successors or assigns. Employee further agrees to render all such assistance as RBI may require in any patent office, proceeding, litigation or other administrative, judicial or related proceeding in the United States or foreign country, involving Developed Technology owned by RBI.

     5. In the event RBI is unable, after reasonable effort to secure Employee's signature on any of the documents referenced in Paragraphs 2 and 4 whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints RBI and its duly authorized officers and agents as Employee's agent and attorney-in-fact, for purposes of effecting any or all prosecutions and/or issuances of any such copyright, patent or trademark protection or other analogous protection.

CONFIDENTIAL INFORMATION

     6. For purposes of this Agreement, the phrase "RBI Proprietary Information" includes without limitation the following:

          (a) technical information, including patent strategy, information encompassed by Developed Technology or trade secrets, locations and sources of bio-material, methods of harvesting bio-material, experiment and research design, results, techniques and processes; biological materials, including but not limited to enzymes and clones; work in progress; manufacturing and process know-how; laboratory notebooks, research journals, idea notebooks, notes and letters; concepts; ideas; apparatus and equipment design; and computer software;

          (b) technical management information, including technical manuals, product proposals, status reports, performance objectives and criteria and analyses of areas for business development; and

          (c) business information, including cost, pricing, project, financial, accounting and personnel information, notes, letters, business strategies, plans, proposals, projections and forecasts, customer lists, customer information and sales and marketing plans, proposals, projections, efforts, information and data.

     "RBI Proprietary Information" shall also include any and all information and materials received by RBI or Employee from a third party subject to an obligation of confidentiality and/or non-disclosure.

     7. Developed Technology owned by RBI and RBI Proprietary Information shall be considered confidential and trade secret and shall not be disclosed to any person or entity or used by Employee for any purpose at any time during or following the termination or cessation of Employee's employment with RBI, except as required in Employee's performance of job duties for RBI. Nothing in this Agreement shall restrict Employee's ability to make such disclosures during the course of his or her employment as may be necessary or appropriate to the effective and efficient discharge of the duties and responsibilities of Employee or as such disclosures may be required by law. Failure by RBI to mark any of RBI Proprietary Information as "confidential" or "proprietary" shall not affect its status as RBI Proprietary Information under the terms of this Agreement.

COMPETITIVE ACTIVITIES

     8. During the term of Employee's employment with RBI, and for a period of two (2) years after the termination or cessation of Employee's employment with RBI, Employee shall not, without the prior written approval of RBI, alone or as a partner, officer, director, consultant, employee, stockholder, agent, contractor or otherwise, engage in any employment, consulting, business or other activity or occupation competitive with RBI.

     9. During the term of Employee's Employment with RBI, and for a period of two (2) years after the termination or cessation of Employee's employment with RBI, Employee shall not directly or indirectly disrupt, damage, impair or interfere with RBI, whether by way of interfering with, raiding, hiring, soliciting its employees, disrupting its relationships with customers, agents, representatives or vendors, or otherwise or by attempting to do any of the foregoing.

     10. Employee acknowledges that the identifies of RBI's customers, of customer leads, contracts with customers and other related customer information gained during Employee's employment with RBI about those customers is secret and confidential and constitutes a trade secret and Employee agrees that during the term of Employee's employment with RBI, and for a period of two (2) years after termination or cessation of Employee's employment with RBI, Employee shall not use, rely on or exploit, directly or indirectly, such information to solicit business from any such customers.

     11. Employee acknowledges that Employee has carefully read and construed the provision of the preceding paragraphs and believes that Employee has received and will receive sufficient consideration and other benefits in connection with Employee's employment relationship with RBI to justify such restrictions.

RBI PROPERTY

     12. At the request of RBI, and in any event at the time of leaving RBI's employment, Employee shall return any and all materials and documents, and copies thereof, in the possession of or under the control of Employee, whether prepared by RBI. Employee or anyone else, when such materials or documents are, include, incorporate or refer to RBI Proprietary Information or Developed Technology. The term document is used in its broadest sense, and includes, without limitation, drawings, blueprints, laboratory notebooks, binders, research journals, idea notebooks, memoranda, specifications, formulas, devices, documents, list and files (including those pertaining to employees, customers and suppliers), equipment, apparatus, correspondence, computer hardware, systems, programs, software, storage media (whether on or in the form of computer discs, tapes, hard drives, or other method whether now known or devised in the future), manuals, printouts, routines, sub-routines, price lists, pricing information, devices, and writings of any and every kind or nature.

     13. During the term of Employee's employment with RBI, Employee shall not remove from RBI's offices or premises any documents, records, files, correspondence, reports, memoranda or similar materials of or containing RBI Proprietary Information, or other materials or property of any kind belonging to RBI, unless necessary or appropriate in accordance with the duties and responsibilities of Employee. In the event that such materials or property are removed, all of the above-referenced documents and materials shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall service its specific purpose. Notwithstanding the foregoing, laboratory notebooks shall not be removed from RBI's offices or premises at anytime for any reason, other than for off site storage of the notebooks.

     14. During the term of Employee's employment with RBI, Employee shall not make, retain, remove and/or distribute any copies of any of the above-referenced documents and materials for any reason whatsoever, except as may be necessary in the discharge of his or her assigned duties. Employee shall not divulge to any third person the nature of an/or contents of any of the above-referenced documents and materials, or of any other oral or written information to which he or she may have access or with which for any reason he or she may become familiar, except as disclosure shall be necessary in the performance of the duties and responsibilities of Employee.

GENERAL PROVISIONS

     15. Employee represents and warrants to RBI that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment. Employee further represents and warrants that there are no restrictions, agreements or understandings whatsoever to which Employee is a party, which are, or would be inconsistent or in conflict with, this Agreement or Employee's employment or would prevent, limit or impair in any way the performance by Employee of the obligations set forth in this Agreement.

     16. No rights or licenses, expressed or implied, in or to any RBI Proprietary information or Developed Technology are granted to Employee under this Agreement.

     17. This Agreement constitutes the entire and exclusive Agreement between Employee and RBI with respect to the subject matter and supersedes and mergers any and all prior or contemporaneous discussions, agreements, representations and understandings of the parties with respect to the employment of Employee with RBI. No supplement, modification or amendment of this Agreement shall be binding upon RBI or Employee unless set forth in a written agreement executed by RBI and Employee, which agreement specifically references this Agreement.

     18. No provision of this Agreement may be waived orally. Waivers of any terms of this Agreement shall be in writing and shall be signed by the party sought to be bound by such waiver.

     19. Neither this Agreement, nor any benefits of this Agreement, are assignable by Employee, however, RBI may assign this Agreement to, and this Agreement's terms and provisions shall insure to the benefit of, any parent, subsidiary, affiliate, successor or other assignee of RBI.

     20. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

     21. Employee acknowledges that it is impossible to measure fully in money the injury that will be caused to RBI in the event of a breach or threatened breach of any of the provisions of this Agreement, and therefore agrees and acknowledges that RBI has no adequate remedy at law. Accordingly, Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. RBI shall be entitled to injunctive relief to enforce the provisions of this Agreement, without prejudice to any other remedy RBI may have at law or in equity.

     22. The periods of time set forth in Paragraphs 8, 9 and 10 of this Agreement shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that RBI is successful on the merits in any such litigation. The "time required for litigation" is defined to mean the period of time from service of process upon Employee through the expiration of all appeals related to such litigation.

     23. If an action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees, costs and disbursements.

     24. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

     25. If any provision of this Agreement is adjusted to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

     26. This agreement shall be interpreted and governed by the laws of the State of California without reference to its choice of law principles.

     27. Any notice by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or telecopied, addressed or telecopied as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this Paragraph 27. Such notice shall be deemed to have been received upon the date of actual delivery or personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

     If to RBI, to:                         If to Employee, to:

     Recombinant BioCatalysis, Inc.         Terrance J. Bruggeman
     10665 Sorrento Valley Drive            6 ______________ Road
     San Diego, CA  92121                   Westport, CT  06880
     Telecopier:  (619) 453-7032            Telecopier:  (203) 454-7901

     In Witness Whereof, the parties have executed this Agreement effective as of the date referenced above.

     Recombinant BioCatalysis, Inc.         Employee

     By:________________________            By: /s/ Illegible Signature
                                               -------------------------

     Title:_____________________            Title: Chief Executive Officer
                                                  ------------------------